Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vectren Corporation
Evansville, Indiana

We consent to the incorporation by reference in Registration Statement No. 333-118399 on Form S-8 and Post Effective Amendment No. 1 to Registration Statement File No. 333-33684 on Form S-8 of Vectren Corporation of our report dated June 26, 2009, relating to the financial statements and supplemental schedule of the Vectren Corporation Retirement Savings Plan, which appears in this Annual Report on Form 11-K for the year ended December 31, 2008.

/s/ McGladrey & Pullen LLP
McGLADREY & PULLEN LLP

Peoria, Illinois
June 26, 2009